Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SAFEWAY INC.	CONSOLIDATED
STOCKHOLDERS LITIGATION	C.A. NO. 9445-VCL

NOTICE OF PROPOSED SETTLEMENT OF CLASS ACTION, SETTLEMENT FAIRNESS

HEARING, AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice. This is not a solicitation from a lawyer.

TO: ALL HOLDERS OF THE COMMON STOCK OF SAFEWAY, INC. (“SAFEWAY” OR THE “COMPANY”) FROM MARCH 6, 2014 THROUGH AND INCLUDING THE EFFECTIVE TIME OF THE CLOSING OF THE PROPOSED MERGER BETWEEN SAFEWAY AND AB ACQUISITION LLC (“AB ACQUISITION”) (THE “PROPOSED TRANSACTION”) OR THE WITHDRAWAL OR TERMINATION OF THE PROPOSED TRANSACTION (THE “CLASS PERIOD”), EXCLUDING DEFENDANTS (DEFINED BELOW) AND ANY PERSON, FIRM, TRUST, CORPORATION, OR OTHER ENTITY RELATED TO OR AFFILIATED WITH ANY OF THE DEFENDANTS (THE “CLASS”). MEMBERS OF THE CLASS ARE REFERRED TO HEREIN AS “CLASS MEMBERS”.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice relates to a proposed settlement (the “Settlement”) of the above-captioned consolidated stockholder class action (the “Consolidated Action” or “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). Class Members’ rights will be affected by the legal proceedings in this Action.1

If you are a nominee who held Safeway common stock for the benefit of another during the Class Period, please read the section below entitled “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS”

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR CLASS MEMBERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND CLASS MEMBERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

Under the terms of the Proposed Transaction, each Safeway share will receive $32.50 in cash and contingent value rights (CVRs) for certain investments and real estate assets that Safeway contemplates selling in connection with the merger. In addition, each Safeway share will receive a distribution of stock in Blackhawk Network Holdings.

Pursuant to the Settlement, among other things, Defendants (as defined below) have agreed to make adjustments to the CVRs. Specifically, before the Settlement, Defendants agreed to pay holders of CVRs: (1) the proceeds of the sale of properties held by Safeway’s Properties Development Centers LLC (“PDC”) that are sold within two years of the closing of the transaction; and (2) the proceeds of the sale of Safeway’s 49% interest in the Casa Ley grocery chain if it is sold within four years of the closing the transaction. Before the Settlement, any PDC properties not sold within two years would have been retained by Safeway without payment to holders of PDC CVRs. If Safeway’s minority interest in Casa Ley was not

[1]	All capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings provided in the Stipulation and Agreement of Settlement dated July 14, 2014 (the “Settlement Stipulation”), which is available for review at www.investor.safeway.com.

sold, Safeway would have paid holders of the Casa Ley CVR the estimated “fair market value” for this interest, as adjusted for Safeway’s minority ownership and the marketability of Safeway’s interest.

As part of the Settlement, Defendants have agreed to, inter alia: (1) pay holders of PDC CVRs the appraised value for all PDC properties that are not sold within two years of the closing of the transaction; and (2) pay holders of Casa Ley CVRs the “fair value” of Safeway’s interest in Casa Ley without minority and marketability discounts if this interest is not sold within three years of the closing of the transaction.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to inform Class Members about: (a) the pendency of the Action; (b) the proposed Settlement, subject to Court approval, on the terms and conditions set forth in the Settlement Stipulation entered into between plaintiffs the Pipefitters Local 636 Defined Benefit Fund, Oklahoma Firefighters Pension and Retirement System, Cleveland Bakers and Teamsters Pension and Health & Welfare Funds, and The City of Atlanta Firefighters’ Pension Fund (collectively, “Plaintiffs”), and defendants Safeway, the Individual Defendants2, and the Buyout Group3 (collectively, “Defendants”; and together with Plaintiffs, the “Parties”); (c) the Court’s preliminary certification of the Class in connection with the proposed Settlement; (d) the hearing that the Court will hold on September 17, 2014, at 2:00 p.m., at the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801, at which the Court will (i) determine whether certification of the Class should be made final; (ii) determine whether the Settlement should be approved as fair, reasonable and adequate to the Class; (iii) determine whether to enter the Judgment (defined in paragraph 14 below) pursuant to the Stipulation; (iv) determine whether to approve Co-Lead Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses; (v) hear and consider any objections to the Settlement, final certification of the Class, or Co-Lead Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses; and (vi) consider any such other matters as the Court deems appropriate; and (e) Class Members’ rights with respect to the proposed Settlement and Co-Lead Counsel’s application for attorneys’ fees and reimbursement of litigation expenses.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING DESCRIPTION OF THE ACTION HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

2. On March 6, 2014, Safeway announced that the Safeway Board had agreed to sell the Company to AB Acquisition (the “Proposed Transaction”).

[2]	The Individual Defendants, or the “Safeway Board,” consist of defendants Robert Edwards, T. Gary Rogers, Janet E. Grove, Mohan Gyani, Frank C. Herringer, George J. Morrow, Kenneth W. Oder, Arun Sarin, and William Y. Tauscher.
[3]	The Buyout Group consists of defendants Cerberus Capital Management, L.P. (“Cerberus”), AB Acquisition, Albertson’s Holdings LLC (“Albertson’s Holdings”), Albertson’s LLC (“Albertson’s”), and Saturn Acquisition Merger Sub, Inc. (“Merger Sub”).

3. Starting on March 13, 2014, Safeway stockholders filed seven class actions in the Court of Chancery of the State of Delaware (the “Court”) asserting claims in connection with the Proposed Transaction, bearing Civil Action Nos. 9445-VCL, 9454-VCL, 9455-VCL, 9461-VCL, 9466-VCL, 9492-VCL, and 9495-VCL.4

4. On April 8, 2014, the Court entered an Order: (i) consolidating the above-referenced stockholder class actions under the caption In re Safeway Inc. Stockholders Litigation, Consolidated C.A. NO. 9445-VCL; (ii) appointing the law firms Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer, P.A., Kessler Topaz Meltzer & Check LLP, and Saxena White P.A. as co-lead counsel in the Action (“Co-Lead Counsel”); and (iii) appointing the law firms Labaton Sucharow LLP, Kirby McInerney LLP, and Girard Gibbs LLP to serve on an executive committee supporting Co-Lead Counsel in the Action.

5. The parties engaged in expedited discovery between March 31, 2014 and May 30, 2014, including the production, review and analysis of documents, and depositions of members of the Safeway Board, corporate representatives of the Safeway Board’s financial advisors Goldman Sachs and Greenhill, and representatives of Cerberus and Albertson’s.

6. Co-Lead Counsel and counsel for Defendants engaged in arm’s-length negotiations concerning a possible settlement of the Consolidated Action, which culminated in an agreement in principle to settle the Action that was memorialized in a memorandum of understanding (the “MOU”) executed on June 13, 2014. The Parties entered into the formal Settlement Stipulation on July 14, 2014. In connection with settlement negotiations, the Parties did not discuss the amount of any potential application by Co-Lead Counsel for attorneys’ fees and expenses.

7. On July 16, 2014, the Court entered the Scheduling Order in connection with the Settlement which, among other things, authorized this Notice to be provided to Class Members and scheduled the Settlement Fairness Hearing to consider whether to grant final approval of the Settlement.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT? WHO IS INCLUDED IN THE CLASS?

8. If you are a member of the Class, you are subject to the Settlement. The Class preliminarily certified by the Court for purposes of the proposed Settlement consists of:

all holders of the common stock of Safeway from March 6, 2014 through and including the effective time of the closing of the Proposed Transaction or the withdrawal or termination of the Proposed Transaction (the “Class Period”).

Excluded from the Class are Defendants and any person, firm, trust, corporation, or other entity related to or affiliated with any of the Defendants.

9. PLEASE NOTE: The Class was preliminarily certified as a non-“opt-out” class pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2). Accordingly, Class Members do not have

[4]	The actions consist of Barnhard v. Safeway Inc., C.A. No. 9445-VCL; Ogurkiewicz v. Safeway Inc., C.A. No. 9454-VCL; Morales v. Safeway Inc., C.A. No. 9455-VCL; Pipefitters Local 636 Defined Benefit Fund and Oklahoma Firefighters Pension And Retirement System v. Safeway Inc., C.A. No. 9461-VCL; Cleveland Bakers v. Safeway Inc., C.A. No. 9466-VCL; KBC Asset Management NV, et al. v. Safeway Inc., C.A. No. 9492-VCL; and City of Atlanta Firefighters Pension Fund v. Safeway Inc., C.A. No. 9495-VCL.

the right to exclude themselves from the Class. The Court will decide whether to finally certify the Class for purposes of the Settlement at the Settlement Fairness Hearing (see ¶ 18 below).

WHAT ARE THE TERMS OF THE SETTLEMENT?

10. As consideration for the Settlement, Defendants have agreed to the following:

(a) Casa Ley:

(i) The final monetization date of the Casa Ley CVR will be accelerated from 4 years to 3 years from closing (the “CL monetization date”).

(ii) If Safeway’s interest in Casa Ley is not sold by the final CL monetization date, stockholders will receive their pro rata share of the fair value of Casa Ley, which will be valued at fair value (and not fair market value, which would have included discounts for Safeway’s minority status and for the lack of marketability of Safeway’s interest in Casa Ley) (the “CL monetization event”).

(iii) If Safeway’s interest in Casa Ley is sold (or an agreement is executed for a sale (provided that such sale is thereafter consummated)) before the net proceeds from the CL monetization event are distributed to CVR holders and at a sale price that results in net sale proceeds greater than those from the CL monetization event, stockholders will receive their pro rata share of the actual net proceeds of such sale.

(b) PDC:

(i) If any or all of PDC is not sold within 2 years of closing, the unsold portion of PDC will be monetized, with the stockholders receiving (i) their pro rata share of the net proceeds of PDC or its assets that have been sold plus (ii) their pro rata share of the fair market value of the unsold portion of PDC as determined by a nationally recognized real estate appraiser (the “PDC monetization date”; the “PDC monetization event” shall be the date on which stockholders receive their pro rata share of the fair market value of PDC).

(ii) The process for selecting a real estate appraiser for PDC upon a PDC monetization event shall be consistent with the process for selecting the valuation expert for Casa Ley. The process for selecting a valuation expert for Casa Ley is set forth in Section 2.4(d)(i) of the Form of Casa Ley Contingent Value Rights Agreement. Eastdil Secured is not a candidate for selection.

(iii) For the appraisal of unsold assets, the appraiser will assume: (1) lease payments in accord with the rates that have been previously negotiated and included in Disclosure Schedule 5.4(b); and (2) where previously agreed, that Safeway will lease the anchor store if the project is completed.

(iv) If the unsold portion of PDC is sold (or an agreement is executed for such sale (provided that such sale is thereafter consummated)) before the net proceeds of the PDC monetization event are distributed to stockholders and at a price that results in net sales proceeds greater than those from the PDC monetization event, the stockholders will receive their pro rata share of the actual net proceeds of such sale.

(c) Stockholders Rights Plan: Safeway will terminate the stockholders rights plan adopted in September 2013 by no later than June 27, 2014.

(d) Disclosures: Co-Lead Counsel provided counsel for the Defendants with proposed supplemental disclosures. Pursuant to a good faith meet-and-confer process, the Parties have agreed that Defendants will make the supplemental disclosures that are set forth in Exhibit C to the Stipulation (the “Supplemental Disclosures”) on a Form 8-K or in the definitive proxy statement (the “Supplemental Disclosures”). The Supplemental Disclosures are available for review at www.investor.safeway.com.

WHAT ARE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

11. Plaintiffs and Co-Lead Counsel thoroughly considered the facts and law underlying the claims asserted in the Action. Although Plaintiffs and Co-Lead Counsel believe that the claims asserted have merit, the Court could have denied Plaintiffs’ motion to enjoin the transaction, finding that Safeway’s shareholders did not face imminent harm that could not be addressed by money damages, and could have entered judgment for the Defendants, either dismissing Plaintiffs’ claims prior to trial or after trial. Plaintiffs and Co-Lead Counsel also considered the expense and length of continued proceedings necessary to pursue the claims asserted through trial, as well as the uncertainty of appeals, and the fact that the relief provided for in the Settlement may not have been able to be achieved through judicial resolution.

12. Plaintiffs alleged that the proposed merger between Safeway and AB Acquisition was undertaken for an unfair price and pursuant to an unfair process, and that Defendants have attempted to consummate the deal via preclusive provisions in the Merger Agreement. As a result of the Settlement reached herein, Plaintiffs have been successful in increasing the value that Safeway shareholders will receive if the Proposed Transaction is approved by improving the terms of the CVRs, limiting the deal protections by removing the shareholder rights’ plan (i.e., the poison pill), and significant supplemental disclosures regarding the financial projections of the Company and the background of the Proposed Transaction.

13. In light of the valuable benefits provided to the Class under the Settlement, Plaintiffs and Co-Lead Counsel have determined that the proposed Settlement is fair, reasonable and adequate to the Class. The Settlement provides substantial immediate benefits to the Class without the risk that continued litigation could result in obtaining similar or lesser relief for the Class after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

14. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Pursuant to the Judgment, upon the Effective Date of the Settlement (as defined in the Stipulation), the Action will be dismissed with prejudice and the following releases will occur:

Release of Claims by the Class: Plaintiffs and each of the other Class Members, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, affiliates and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim (defined below) against the

Defendants and the other Defendants’ Releasees (defined below), and shall forever be barred from instituting, commencing or prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

“Released Plaintiffs’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims (defined below), whether arising under state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims under the federal securities laws or state disclosure laws, and any claims for attorneys’ fees or expenses except as set forth in the Stipulation), that Plaintiffs or any other member of the Class (i) asserted in the complaints filed in the Consolidated Action, or (ii) could have asserted in any forum that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the complaints filed in the Consolidated Action and that relate to: (i) the ownership of Safeway common stock during the Class Period; and (ii) the Proposed Transaction. Released Plaintiffs’ Claims do not include (i) any claims relating to the enforcement of the Settlement; or (ii) any claims solely for statutory appraisal with respect to the Proposed Transaction pursuant to Section 262 of the Delaware General Corporation Law of the State of Delaware by Safeway stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.

“Defendants’ Releasees” means Defendants, each of Defendants’ insurers, consultants, financial advisors and attorneys, and each of their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, and employees.

Release of Claims by Defendants: Defendants, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, affiliates and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Defendants’ Claim (defined below) against Plaintiffs and the other Plaintiffs’ Releasees (defined below), and shall forever be barred from instituting, commencing or prosecuting any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees.

“Released Defendants’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims for attorneys’ fees or expenses), that arise out of or relate in any way to the institution, prosecution, or settlement of the claims asserted in the Consolidated Action against the Defendants. Released Defendants’ Claims do not include any claims relating to the enforcement of the Settlement.

“Plaintiffs’ Releasees” means Plaintiffs, each of Plaintiffs’ insurers, consultants, financial advisors and attorneys, and any other Class Member, and each of their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, employees, and attorneys.

“Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff or any other Class Member does not know or suspect to exist in his, her or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs and Defendants shall expressly waive, and each of the other Class Members shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiffs and Defendants acknowledge, and each of the other Class Members shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement.

15. Pending final determination of whether the Settlement should be approved, all proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended. Pending final determination by the Court of whether the Settlement should be approved, Plaintiffs and all other members of the Class are barred and enjoined from instituting, commencing or prosecuting any of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

HOW WILL THE ATTORNEYS BE PAID?

16. Plaintiffs’ Counsel5 have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiffs’ Counsel been reimbursed for their litigation expenses. Plaintiffs’ Counsel invested their own resources pursuing the Action on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through the Action. In light of the risks undertaken in pursuing the Action on a contingency basis and the benefits created for the Class through the Settlement and the prosecution of the Action, Co-Lead Counsel intend to apply to the Court for an award of attorneys’ fees and reimbursement of litigation expenses.

Co-Lead Counsel have worked with a financial expert throughout the litigation and in negotiating the terms of the settlement. Co-Lead Counsel believe that absent the settlement, the Casa Ley CVR would be subject to significant discounting in value, attributable to various factors, including the imposition of significant minority and illiquidity discounts. The financial expert has concluded that by changing the Casa Ley CVR in order to ensure that CVR holders will receive “fair value” of Safeway’s 49% interest in Casa Ley – with no discounts for Safeway’s minority status and the lack of marketability of Safeway’s minority interest – if Safeway’s interest is not sold within three years from the closing of the transaction, the value of the transaction to Safeway stockholders increases by at least $80 million and potentially higher figures. Co-Lead Counsel also believe that because the PDC CVR did not provide any assurance of a monetization event if the underlying properties were not sold within two years, there is significant value by guaranteeing that any unsold properties will be appraised, and the value of those properties will be distributed to CVR holders. Co-Lead Counsel’s financial expert has concluded that the improvements to the PDC CVR

[5]	“Plaintiffs’ Counsel” consist of Co-Lead Counsel, all other counsel who filed stockholder class actions that were consolidated into the Action, and Robbins Arroyo LLP, Wolf Haldenstein Adler Freeman & Herz LLP and Glancy Binkow & Goldberg LLP.

potentially increase the value of the transaction by amounts well in excess of the improvements to the Casa Ley CVR, depending on the assumptions made about which and how many properties remain unsold at that time.

Based on the increased value of the transaction, as well as the withdrawal of Safeway’s stockholder rights’ plan (the poison pill) and significant supplemental disclosures regarding Safeway’s financial projections and the background of the transaction, Co-Lead Counsel intends to seek Court approval for an award of attorneys’ fees of $8.95 million and up to $200,000 in verified expenses. Defendants have agreed that Plaintiffs’ Counsel are entitled to an award of attorneys’ fees and reimbursement of litigation expenses, and have agreed not to oppose the fee and expense application as set forth above.

The Court will determine the amount of any fee and expense award to Plaintiffs’ Counsel (the “Fee and Expense Award”). The full amount of any Fee and Expense Award shall be paid by the Company, its successor-in-interest or their insurers. Class Members are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT FAIRNESS HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING?

17. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Fairness Hearing. The Settlement Fairness Hearing will be held before The Honorable J. Travis Laster, Vice Chancellor, on September 17, 2014 at 2:00 p.m., at the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801. At the Settlement Fairness Hearing, the Court will (a) determine whether the certification of the Class should be made final; (b) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the Class, and should be approved by the Court; (c) determine whether Judgment (as defined above), should be entered dismissing the Action with prejudice against Defendants pursuant to the Stipulation; (d) determine whether the application by Co-Lead Counsel for an award of attorneys’ fees and reimbursement of litigation expenses should be approved; (e) to hear and consider any objections to the Settlement, final certification of the Class, or Co-Lead Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses; and (f) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

18. Any Class Member may object to the Settlement or Co-Lead Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses. Objections must be in writing. Class Members must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, DE, 19801 at the address set forth below on or before September 8, 2014. Class Members must also serve the papers on representative counsel for Plaintiffs and Defendants (by hand or overnight delivery) at the addresses set forth below so that the papers are received on or before September 8, 2014.

	Representative Counsel for	Representative Counsel for
Register in Chancery	Plaintiffs	Defendants
Register in Chancery	Stuart M. Grant, Esq.	Blair Connelly, Esq.
Court of Chancery	Grant & Eisenhofer P.A.	Latham and Watkins LLP
500 North King Street,	123 S. Justison Street	885 Third Avenue
Wilmington, DE 19801	Wilmington, DE 19801	New York, NY 10022

19. Any objection (a) must state the name, address and telephone number of the person or entity objecting and must be signed by the objector; (b) must contain a statement of the Class Member’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the Class Member wishes to bring to the Court’s attention; and (c) must include documents sufficient to prove membership in the Class.

20. You may file a written objection without having to appear at the Settlement Fairness Hearing. You may not, however, appear at the Settlement Fairness Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

21. If you wish to be heard orally at the hearing in opposition to the approval of the Settlement or Co-Lead Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on representative counsel for Plaintiffs and Defendants at the addresses set forth above so that it is received on or before September 8, 2014. Persons who intend to object and desire to present evidence at the Settlement Fairness Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

22. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Fairness Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on representative counsel for Plaintiffs and Defendants at the addresses set forth in ¶ 19 above so that the notice is received on or before September 8, 2014.

23. The Settlement Fairness Hearing may be adjourned by the Court without further written notice to the Class. If you intend to attend the Settlement Fairness Hearing, you should confirm the date and time with Co-Lead Counsel.

24. Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement or Co-Lead Counsel’s application for an award of attorneys’ fees and expenses, or any other matter related to the Settlement, in the Action or in any other action or proceeding. Class Members do not need to appear at the Settlement Fairness Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

25. This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in this Action, you are referred to the papers on file in the Action, including the Settlement Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 N. King Street, Wilmington, DE 19801. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on the following website: www.investor.safeway.com. If you have questions regarding the Settlement, you may write or call Co-Lead Counsel: Cynthia A. Calder, Grant & Eisenhofer P.A., 123 S. Justison Street, Wilmington, DE 19801, (302) 622-7000; Mark Lebovitch, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, NY 10019, (800) 380-8496; Lee D. Rudy, Kessler Topaz Meltzer & Check LLP, 280 King of Prussia Road, Radnor, PA 19087, (610) 667-7706; and Joseph E. White, III, Saxena White P.A., 2424 North Federal Highway, Suite 257, Boca Raton, FL 33431, (561) 394-3399.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF

THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.

26. Brokerage firms, banks, and other persons or entities holding shares of Safeway common stock during the Class Period as record holders for the beneficial interest of persons or organizations other than themselves are requested to immediately send this Notice to all such beneficial owners. If additional copies of the Notice are required to forward to such beneficial owners, record holders may (a) request from Safeway through CPT Group, Inc., its Notice Administrator, sufficient copies of this Notice to forward to all such beneficial owners; or (b) provide a list of the names and addresses of all such beneficial owners to In re Safeway Inc. Stockholders Litigation, c/o CPT Group, Inc., 16630 Aston, Irvine, CA 92606. If you choose the second option, the Notice Administrator will send a copy of the Notice to the beneficial owners. Upon full compliance with these directions, such record holders may seek reimbursement of their reasonable expenses actually incurred, by providing the Notice Administrator with proper documentation supporting the expenses for which reimbursement is sought. Copies of this Notice may also be obtained from the website www.investor.safeway.com, or by calling the Notice Administrator toll-free at 1-866-499-7989.

Dated: July 30, 2014

BY ORDER OF THE COURT OF CHANCERY OF THE

STATE OF DELAWARE